Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports 2019 Second Quarter Financial Results

•	Adjusted EBITDA of $4.9 million up from $2.4 million in prior quarter

•	Net income of $1.6 million, first profitable quarter since 2016 second quarter

•	New bookings in 2019 remain strong at approximately $295 million through June 30

•	Book-to-burn ratio at 1.9 for first 6 months of 2019

•	Backlog steady at $824 million

PHILADELPHIA, PA - August 7, 2019 - (GLOBE NEWSWIRE) - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today that it filed its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2019. This release will be followed by a conference call on August 8, 2019 at 8:30 am EDT with Hill International Chief Executive Officer Raouf Ghali and Senior Vice President and Chief Financial Officer Todd Weintraub.

Mr. Ghali commented, “The Company’s turnaround continued during the second quarter of 2019, with returning profitability, steadily growing bookings, and a strong book-to-burn ratio. Given the many opportunities we are currently pursuing, and our continued focus on controlling costs, I expect increased results for the third quarter and beyond. I look forward to providing further details of our performance during our call.”

Second Quarter Financial Results

Note that the Company believes a comparison of 2019 results to the comparable 2018 period is not meaningful due to the high level of non-recurring items throughout 2018. The Company believes a more meaningful comparison is a sequential comparison to the immediately preceding quarter to demonstrate the Company’s progress relative to its plan.

Hill's consulting fee revenue ("CFR") was $77.0 million for the quarter ended June 30, 2019 compared to $79.0 million for the quarter ended March 31, 2019. Total revenue for the quarter ended June 30, 2019 was $98.3 million, compared to $98.7 million for the quarter ended March 31, 2019.

The Company’s operating profit for the quarter ended June 30, 2019 improved to $4.6 million compared to $0.5 million during the first quarter of 2019. Net income for the quarter ended June 30, 2019 was $1.6 million, or $0.03 per diluted share, compared to a net loss of $2.1 million, or $0.04 per diluted share, for the quarter ended March 31, 2019.

Mr. Weintraub added, “I’m thrilled that we are now completely done with restructuring and restatement costs and have lowered our cost base by 25%. We had positive net income for the first time since mid-2016. We expect to show improved performance in future quarters as new bookings translate into higher CFR and we keep our costs inline.”

Selling, general, and administrative ("SG&A") expenses decreased to $27.4 million in the quarter ended June 30, 2019 from $31.3 million in the quarter ended March 31, 2019. SG&A included expenses related primarily to the Company’s implementation costs associated with the previously disclosed Profit Improvement Plan (“PIP”). The PIP was completed during 2018 with some costs related to the PIP recognized in the first two quarters of 2019. All PIP-related costs were finalized in the quarter ended June 30, 2019 and resulted in a reversal of over-accrued PIP-related costs. SG&A expenses were also impacted by non-cash stock compensation and unrealized foreign exchange movements in both quarters.

Adjusted EBITDA (as defined below), which excludes the effects of the SG&A items specified above, improved to $4.9 million for the second quarter of 2019, compared to $2.4 million for the first quarter of 2019 (see EBITDA and adjusted EBITDA table below).

EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations is not a measure of financial performance under generally accepted accounting principles ("GAAP"). EBITDA, in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance and its ability to generate cash flow from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

	Three Months Ended June 30, 2019	Three Months Ended March 31, 2019
(in thousands)
Net (loss) earnings from continuing operations	1,700	(2,068)
Less: net earnings - non-controlling interests	83	67
Net income (loss) attributable to Hill International, Inc.	$1,617	$(2,135)

Interest and related financing fees, net	1,411	1,512
Income tax expense	1,493	1,095
Depreciation and amortization expense	794	791
EBITDA	$5,315	$1,263

Adjustments:
Profit Improvement Plan and Other One-Time Costs	(1,072)	1,218
Stock Compensation	801	241
Unrealized foreign currency translation loss	(147)	(352)
Adjusted EBITDA	$4,897	$2,370

Conference Call

Mr. Ghali, and Mr. Weintraub will host a conference call on Thursday, August 8, 2019, at 8:30 am Eastern Daylight Time to discuss the results.

Interested parties may participate in the call by dialing (877) 511-3236 (Domestic) or (786) 815-8670 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International Conference Call. To listen to the live call online, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com and click on “Financial Information,” and then “Conferences and Calls.” Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived on Hill’s website and accessible for approximately 90 days.

About Hill International

Hill International, with approximately 2,700 professionals in more than 50 offices worldwide, provides program management, project management, construction management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President, Global Marketing and Communications
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Todd Weintraub
Senior Vice President and Chief Financial Officer
(215) 309-7951
toddweintraub@hillintl.com

(HIL-G)

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